                                                               EXHIBIT 10(t)(iv)

                      WAIVER AGREEMENT & LEASE AMENDMENT


     WAIVER AGREEMENT AND LEASE AMENDMENT (the "Waiver Agreement"), made as of this 7th day of June, 1999, between INK (AL) QRS 12-21, INC., an Alabama corporation ("Landlord"), with an address c/o W.P. Carey & Co., Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and QMS INC., a Delaware corporation ("Tenant"), with an address at One Magnum Pass, Mobile, Alabama 36618.

                                  WITNESSETH
                                  ----------

     WHEREAS, Landlord and Tenant entered into a Lease Agreement made as of the 18th day of February, 1997, (the "Lease Agreement"), for certain property located in Mobile County, Alabama (the "Leased Premises");

     WHEREAS, the Lease Agreement provides for the payment of rents by Tenant to Landlord and for Tenant's compliance with certain financial covenants;

     WHEREAS, Tenant desires to exercise a purchase option (the "Purchase Option") Tenant has to re-acquire QMS Europe B.V. and QMS Australia Pty Ltd (together the "Affiliated Companies");

     WHEREAS, Tenant desires to enter into certain strategic and financial relationships (the "Minolta Transaction") with Minolta Co., Ltd. ("Minolta") as attached hereto as Exhibit A;

     WHEREAS, Tenant intends to enter into a certain banking relationship (the "Debt Transaction") by July 31, 1999 (the "Credit Facility");

     WHEREAS, Tenant anticipates the Tenant will not be in compliance with a certain financial covenant because of the Minolta Transaction and/or the Debt Transaction;

     WHEREAS, Tenant prepaid certain rent in the amount of $1,300,000 (the "Prepaid Rent") pursuant to a Waiver Agreement dated December 8, 1997, and was to have such Prepaid Rent applied to future rent payments due on December 1, 1998 through September 7, 1999;

     WHEREAS, Tenant and Landlord subsequently agreed that the Prepaid Rent was to be applied to the rent payments due from Tenant on December 1, 1999; March 1, 2000; and June 1, 2000; and the balance of $32,968.75 applied against the rent payment due from Tenant on September 1, 2000.

     In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

     1.   Prepaid Rent
          ------------

          Tenant shall provide Landlord with a security deposit in the amount of $1,300,000 (the "Security Deposit"). The prepaid Rent shall be applied to fund the Security Deposit.

          The Security Deposit shall be released back to Tenant at such time as Tenant achieves a credit rating of BB or Ba2 from S&P ("Required Rating") or Moody's, respectively, so long as, if at the time Tenant achieves the Required Rating Tenant has a split credit rating, the split is not greater than one notch. For example, if Tenant's credit ratings are BB and Ba1, the Security Deposit shall not be released. If the latter is Baa3 and the former remains BB, the Security Deposit shall be released to Tenant.

          Tenant shall continue to pay rent in accordance with the Lease Agreement, including the periods for which the Prepaid Rent was previously to be applied (i.e., December 1, 1999; March 1, 2000; and June 1, 2000; and the partial payment due on September 1, 2000).

     2.   Financial Covenant (Exhibit G) Amendments.
          -----------------------------------------

          A) Upon full execution of this Waiver Agreement and the attached lender consent form, Paragraph 6 of the financial covenants specified in Exhibit G of the Lease Agreement shall be modified as follows:

               From the date hereof until December 31, 1999; Tenant's Debt to Equity Ratio ("the Ratio") shall not exceed of 1.25:1.00. From January 1, 2000 through December 31, 2001, Tenant's Ratio shall not exceed 1.0:1.0. From January 1, 2002 through December 31, 2002, Tenant's Ratio shall not exceed .75:1.00. Thereafter, Tenant's Ratio shall not exceed .50:1.0. If Tenant's Ratio exceeds the applicable ratios during the applicable time period, an Event of Default shall exist under the Lease Agreement. This test shall be a quarterly test. That is, on the last day of each quarter during the above time periods, Tenant must be in compliance with the related ratio.

          B)   The following covenant shall be added as Section 9 to Exhibit G:
                                                                     ---------
               "9.

               If Minolta, its affiliates, related parties, successors or assigns, together or individually, acquire or control more than 66.6% of Tenant's outstanding common stock, an Event of Default shall exist under the Lease Agreement."

     3.   Execution of Counterparts.
          -------------------------

          This Waiver Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all counterparts shall constitute but one and the same instrument.

     4.   Other.
          -----

          A)   This Waiver Agreement is conditional upon (a) the consummation of the Minolta Transaction, excluding the Tender Offer described
                                        ---------
               therein, by no later than June 18, 1999; (b) the consummation of the Tender Offer described in the Minolta Transaction no later than October 1, 1999; and (c) Lessee's receipt of fully-executed documents associated therewith.

          B) Tenant represents and warrants that all loans, credit facilities and similar borrowings of Affiliated Companies ("Affiliate Borrowings") are and will remain non recourse to Tenant.

          C) Tenant, shall no later than 30 days from the date hereof, shall provide Landlord with executed copies of all documentation associated to the Minolta Transaction and Affiliated Borrowings.

          D) Tenant will pay all costs of Landlord's counsel within five days of receipt of invoice.

          Additionally, not later than 30 days following Tenant's closing of the Debt Transaction, Tenant shall provide Landlord with copies of all documents associated therewith.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Waiver Agreement to be duly executed as of the day and year first above written.

                                        LANDLORD:

                                        INK (AL) QRS 12-21, INC. an Alabama
                                        corporation

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                        Title:  First Vice President

                                        TENANT:

                                        QMS, INC., a Delaware corporation

                                        By: /s/ Edward E. Lucente
                                           -------------------------------------
                                        Title: President

                                    CONSENT

     Creditanstalt Bankverein, an Austrian banking corporation, as Assignee, pursuant to the Assignment of Rentals and Leases dated February 18, 1997, recorded in Real Property Book 4441, page 0693, in the records in the Office of the Judge of Probate for Mobile County, Alabama, does hereby consent to terms and conditions of the Waiver Agreement made as of June 7, 1999, between INK (AL) QRS 12-21, Inc. and QMS, Inc.

     Consent given this 7 day of June, 1999.

                                        CREDITANSTALT BANKVEREIN

                                        By:   /s/ Scott Kray
                                            ------------------------------------

                                        Title:  VP
                                              ----------------------------------

                                                  Scott Kray
                                             -----------------------------------

                                               /s/ Gary W. Andresen
                                             -----------------------------------

                                                  Associate
                                             -----------------------------------

                                                  Gary W. Andresen
                                             -----------------------------------

                                                                       EXHIBIT A
                                                            as of 99/06/17 15:07

                               Summary of Terms

1.  Proposed Acquisition Credit Facility - Term Loan
----------------------------------------------------

Borrower:              QMS Inc., a Delaware corporation

Lender:                Minolta Co., Ltd., a Japanese corporation or affiliate
                       ("Minolta")

Amount:                $12,800,000

Term:                  Four (4) year

Amortization:          Year 1:  No amortization

                       Year 2 - 4: Equal monthly installments (355,500 x 35 + 357,500 x 1)

Purpose: To finance the acquisition of QMS Europe B.V. ("BV") and QMS Australia Pty. Ltd. ("Australia"), to pay fees and expenses and to refinance existing Foothill Capital Corporation Credit Facility.

Security:              Pledge of capital stock of BV and Australia


Interest:             Thirty (30) day LIBOR + 2.50% payable monthly in arrears

Intercreditor issues: Pari pasu with secured working capital facility which facility shall be on terms reasonably acceptable to Minolta

Change of Control:    Mandatory prepayment upon change of the control of
                      Borrower (other than Minolta)

Closing: Conditioned upon and simultaneous with acquisition of BV and Australia

2.  Proposed Purchase of Common Stock
-------------------------------------

Issue:                Common stock, par value $.01 per share, of QMS, Inc.

Purchaser:            Minolta Co., Ltd. or wholly-owned subsidiary

Amount: 19.9% of outstanding QMS common stock (approximately 2.129 million shares)

Purchase Price:       $5.75 per share (aggregate price of approximately $12.24
                      million)

Purpose: To finance acquisition of BV and Australia and to pay related fees and expenses and to refinance existing Foothill Capital Corporation Credit Facility

Closing: Conditioned upon and simultaneous with acquisition of BV and Australia

Shareholder rights:   Amendment of Rights Plan to exclude Minolta from
                      definition of "Acquiring Person"

Board of Directors:   2 Minolta designees to be added upon closing

3.  Proposed Tender Offer
-------------------------

Purchaser:     Minolta Co., Ltd or wholly-owned subsidiary

Securities:    Common stock, par value $.01 per share, of QMS, Inc.

Price:         To be determined but not less than $6.25 per share

Amount: Number of shares necessary for Minolta to own 51% of shares on a fully-diluted basis (approximately 5.43 million) or such other amount reasonably determined by Minolta

Board of Directors: 9 directors:   5 designated by Minolta

                                   2 members of management

                                   2 outside directors